Filed Pursuant to Rule 424(b)(5)
Registration No. 333-193879

This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933. The information in this preliminary prospectus supplement is not complete and may be subject to change. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED AUGUST 7, 2014

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 11, 2014)

$

$                % Senior Notes due

$         4.75% Senior Notes due February 15, 2044

We are offering $         principal amount of our             % Senior Notes due                     , which we refer to in this prospectus supplement as our “20     notes,” and $         principal amount of our 4.75% Senior Notes due February 15, 2044, which we refer to in this prospectus supplement as our “2044 notes.” We collectively refer to both series of notes as our “senior notes.”

We will pay interest on our 20     notes on each                  and                 , commencing                 , 2015. We will pay interest on our 2044 notes offered hereby on each February 15 and August 15, commencing February 15, 2015. The 20     notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The 2044 notes will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The terms of the 2044 notes, other than their issue date and public offering price, will be identical to the terms of the $450,000,000 principal amount of 4.75% Senior Notes due February 15, 2044 offered and sold by our prospectus supplement dated February 18, 2014 and the accompanying prospectus. The 2044 notes offered by this prospectus supplement and the accompanying prospectus will have the same CUSIP number as the other notes of the same series and will trade interchangeably with notes of the same series immediately upon settlement. Upon consummation of this offering, the aggregate principal amount of our 4.75% Senior Notes due February 15, 2044, including the 2044 notes offered hereby, will be $         .

We may redeem the senior notes in whole or in part at any time at the respective redemption prices set forth in this prospectus supplement.

The senior notes will be unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.

There is no existing public market for the senior notes. We do not intend to list the senior notes on any securities exchange or any automated quotation system.

Investing in these senior notes involves risks. See “Risk Factors” on page S-1 of this prospectus supplement.

	Per 20 Note		Total	Per 2044 Note		Total
Public Offering Price(1)		%	$		%	$
Underwriting Discounts and Commissions		%	$		%	$
Proceeds to Pacific Gas and Electric Company (before expenses)(1)		%	$		%	$

(1)

Plus accrued interest (i) with respect to the 20         notes, from and including original issuance of the 20         notes and (ii) with respect to the 2044 notes, from and including August 15, 2014 to but excluding the delivery date (totaling $                ). Accrued interest must be paid by the purchasers of the 2044 notes, and must be paid by purchasers of the 20         notes in the event the 20         notes are delivered after                     , 2014.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The senior notes are expected to be delivered on or about                     , 2014 through the book-entry facilities of The Depository Trust Company.

Joint Book-Running Managers

BofA Merrill Lynch	Goldman, Sachs & Co.	RBC Capital Markets	Wells Fargo Securities

Co-Managers

SMBC Nikko	TD Securities	The Williams Capital Group, L.P.

                , 2014

This prospectus supplement should be read in conjunction with the accompanying prospectus. You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, the information incorporated by reference and any free writing prospectus prepared by us. Neither we nor any underwriter has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor any underwriter is making an offer to sell the senior notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us is accurate only as of the date of the document containing the information or such other date as may be specified therein.

Unless otherwise indicated, when used in this prospectus supplement and the accompanying prospectus, the terms “we,” “our” and “us” refer to Pacific Gas and Electric Company and its subsidiaries, and the term “Corp” refers to our parent, PG&E Corporation.

It is expected that delivery of the senior notes will be made against payment therefor on or about August 18, 2014, which is seven business days following the date of pricing of the senior notes (such settlement cycle being referred to as “T+7”). You should note that trading of the senior notes on the date of pricing or the next three succeeding business days may be affected by the T+7 settlement. See “Underwriting.”

S-i

RISK FACTORS

Investing in the senior notes involves risk. These risks are described under “Risk Factors” in Item 1A of our annual report on Form 10-K for the fiscal year ended December 31, 2013 and our quarterly reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in the accompanying prospectus. Before making a decision to invest in the senior notes, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and any documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain forward-looking statements that are necessarily subject to various risks and uncertainties. These statements reflect management’s judgment and opinions which are based on current estimates, expectations, and projections about future events and assumptions regarding these events and management’s knowledge of facts as of the date of this prospectus supplement.

These forward-looking statements relate to, among other matters, estimated losses, including penalties and fines, associated with various investigations; forecasts of costs we will incur to make safety and reliability improvements, including natural gas transmission costs that we will not recover through rates; forecasts of capital expenditures; estimates and assumptions used in critical accounting policies, including those relating to regulatory assets and liabilities, environmental remediation, litigation, third-party claims, and other liabilities; and the level of future equity or debt issuances. These statements are also identified by words such as “assume,” “expect,” “intend,” “forecast,” “plan,” “project,” “believe,” “estimate,” “predict,” “anticipate,” “may,” “should,” “would,” “could,” “potential” and similar expressions. We and Corp are not able to predict all the factors that may affect future results. Some of the factors that could cause future results to differ materially from those expressed or implied by the forward-looking statements, or from historical results, include, but are not limited to:

•

the timing and outcome of the pending California Public Utilities Commission (“CPUC”) investigations and enforcement matters related to our natural gas system operating practices and our natural gas transmission pipeline rupture and fire that occurred on September 9, 2010 in San Bruno, California (the “San Bruno accident”) are concluded, including the ultimate amount of fines we will be required to pay to the State General Fund, the ultimate amount of costs we will incur in our natural gas transmission business that we will not recover through rates, including the cost of any remedial actions we may be ordered to perform;

•	the timing and outcome of the federal criminal prosecution of us, including the amount of any criminal fines or penalties imposed;

•	whether the CPUC or a federal judge in the criminal case appoints a monitor to oversee our natural gas operations;

•	whether additional investigations are commenced relating to our natural gas operating practices or specific incidents;

•

whether we and Corp are able to repair the harm to our reputations caused by negative publicity about the San Bruno accident, the CPUC investigations, the criminal prosecution, our self-reports of noncompliance with certain natural gas safety regulations; and the ongoing work to remove encroachments from transmission pipeline rights-of-way;

•

the outcomes of ratemaking proceedings, such as the 2014 GRC, the 2015 GT&S rate case, and the transmission owner rate cases and whether the cost and revenue forecasts assumed in such outcomes prove to be accurate;

•	the outcome of future investigations, citations, or other enforcement proceedings, that may be commenced relating to our compliance with laws, rules, regulations, or orders applicable to our operations, including the construction, expansion or replacement of our electric and gas facilities; inspection and maintenance practices, customer billing and privacy, and physical and cyber security;

•

the impact of environmental remediation laws, regulations, and orders; the ultimate amount of costs incurred to discharge our known and unknown remediation obligations; the extent to which we are able to recover environmental compliance and remediation costs in rates or from other sources; and the ultimate amount of environmental remediation costs we incur but do not recover, such as the remediation costs associated with our natural gas compressor station site located near Hinkley, California;

•

the impact of new legislation or Nuclear Regulatory Commission (“NRC”) regulations, recommendations, policies, decisions, or orders relating to the nuclear industry, including operations, seismic design, security, safety, relicensing, the storage of spent nuclear fuel, decommissioning, cooling water intake, or other issues; and whether we decide to request that the NRC resume processing our renewal application for the two Diablo Canyon operating licenses, and if so, whether the NRC grants the renewal;

•

the impact of droughts or other weather-related conditions or events, climate change, natural disasters, acts of terrorism, war, or vandalism (including cyber-attacks), and other events, that can cause unplanned outages, reduce generating output, disrupt our service to customers, or damage or disrupt the facilities, operations, or information technology and systems owned by us, our customers, or third parties on which we rely; and subject us to third-party liability for property damage or personal injury, or result in the imposition of civil, criminal, or regulatory penalties on us;

•

the impact of environmental laws and regulations aimed at the reduction of carbon dioxide and GHGs, and whether we are able to continue recovering associated compliance costs, such as the cost of emission allowances and offsets under cap-and-trade regulations and the cost of renewable energy procurement;

•

changes in customer demand for electricity and natural gas resulting from unanticipated population growth or decline in our service area; general and regional economic and financial market conditions; municipalization of our electric or gas distribution facilities; changing levels of “direct access” customers who procure electricity from alternative energy providers; changing levels of customers who purchase electricity from governmental bodies that act as “community choice aggregators”; the development of alternative energy technologies including self-generation, storage and distributed generation technologies; and changing levels of “core gas aggregation” customers who procure gas from core transport agents (alternative gas providers);

•

the supply and price of electricity, natural gas, and nuclear fuel; the extent to which we can manage and respond to the volatility of energy commodity prices; the ability of us and our counterparties to post or return collateral in connection with price risk management activities; and whether we are able to recover timely our electric generation and energy commodity costs through rates, especially if the integration of renewable generation resources force conventional generation resource providers to curtail production, triggering “take or pay” provisions in our power purchase agreements;

•

whether our information technology, operating systems and networks, including the advanced metering system infrastructure, customer billing, financial, and other systems, can continue to function accurately while meeting regulatory requirements; whether we are able to protect our operating systems and networks from damage, disruption, or failure caused by cyber-attacks, computer viruses, or other hazards; whether our security measures are sufficient to protect against unauthorized or inadvertent disclosure of information contained in such systems and networks; and whether we can continue to rely on third-party vendors and contractors that maintain and support some of our operating systems;

•

the extent to which costs incurred in connection with third-party claims or litigation can be recovered through insurance, rates, or from other third parties; including the timing and amount of insurance recoveries related to third party claims arising from the San Bruno accident;

•	the ability of Corp and us to access capital markets and other sources of debt and equity financing in a timely manner on acceptable terms;

•	changes in credit ratings which could result in increased borrowing costs especially if Corp or us were to lose our investment grade credit ratings;

•

the impact of federal or state laws or regulations, or their interpretation, on energy policy and the regulation of utilities and their holding companies, including how the CPUC interprets and enforces the financial and other conditions imposed on Corp when it became our holding company;

•	the outcome of federal or state tax audits and the impact of any changes in federal or state tax laws, policies, regulations, or their interpretation; and

•	the impact of changes in GAAP, standards, rules, or policies, including those related to regulatory accounting, and the impact of changes in their interpretation or application.

For more information about the significant risks that could affect the outcome of these forward-looking statements and our future financial condition, results of operations and cash flows, you should read the sections titled “Risk Factors” in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, together with “Risk Factors” in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus, the documents that we have included as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part and the documents that we refer to under the section of the accompanying prospectus titled “Where You Can Find More Information” completely and with the understanding that our actual future results could be materially different from what we expect when making the forward-looking statements. We qualify all our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus supplement or the date of the document incorporated by reference. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

OUR COMPANY

We are one of the largest combination natural gas and electric utilities in the United States. We were incorporated in California in 1905 and are a subsidiary of PG&E Corporation. We provide natural gas and electric service to approximately 15 million people throughout a 70,000-square-mile service area in northern and central California. We generate revenues mainly through the sale and delivery of electricity and natural gas to customers. The principal executive offices of PG&E Corporation and Pacific Gas and Electric Company are located at 77 Beale Street, P.O. Box 770000, San Francisco, California 94177, and the telephone number of Pacific Gas and Electric Company is (415) 973-7000.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed charges for each of the fiscal years indicated and for the six months ended June 30, 2014.

Six months ended June 30, 2014	2013	2012	2011	2010	2009
2.24x	2.23x	2.24x	2.51x	3.12x	3.12x

For the purpose of computing our ratios of earnings to fixed charges, “earnings” represent net income adjusted for the income or loss from equity investees of less than 100% owned affiliates, equity in undistributed income or losses of less than 50% owned affiliates, income taxes and fixed charges (excluding capitalized interest). “Fixed charges” include interest on long-term debt and short-term borrowings (including a representative portion of rental expense), amortization of bond premium, discount and expense, interest on capital leases, allowance for funds used during construction debt, and earnings required to cover the preferred stock dividend requirements. Fixed charges exclude interest on tax liabilities.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $         million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We expect to use the net proceeds from this offering for general corporate purposes, including to repay a portion of our outstanding commercial paper. At August 6, 2014, the outstanding commercial paper was approximately $773.0 million, the weighted average yield on our outstanding commercial paper was approximately 0.26% per annum and the weighted average maturity on our outstanding commercial paper was 23.4 days.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of June 30, 2014, as adjusted to give effect to the use of net proceeds from this offering as set forth under “Use of Proceeds” in this prospectus supplement. This table should be read in conjunction with our consolidated financial statements and related notes as of and for the six months ended June 30, 2014, incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in the accompanying prospectus.

	As of June 30, 2014
	Actual	As Adjusted
	(in millions)
Current Liabilities:
Short-term borrowings(1)	$1,340	$
Total long-term debt, classified as current	$—	$

Capitalization:
Long-term debt(2)	$13,616	$
Shareholders’ equity(3)	15,529

Total capitalization	$29,145	$

(1)	Actual short-term borrowings primarily included commercial paper and as adjusted short-term borrowings gives effect to the use of proceeds of this offering to repay a portion of our outstanding commercial paper.
(2)	Actual long-term debt consisted of $1,268 million of pollution control bonds and $12,349 million of senior notes and as adjusted long-term debt includes the senior notes offered hereby, in each case, net of any discounts and premiums.
(3)	Includes $258 million of preferred stock without mandatory redemption provisions.

DESCRIPTION OF THE SENIOR NOTES

General

You should read the following information in conjunction with the statements under “Description of the Senior Notes” in the accompanying prospectus.

As used in this section, the terms “we,” “us” and “our” refer to Pacific Gas and Electric Company, and not to any of our subsidiaries.

The 20     notes are being offered in the aggregate principal amount of $         and will mature on                     . The 2044 notes are being offered in the aggregate principal amount of $         and will mature on February 15, 2044.

We will issue the senior notes under an existing indenture, which was originally entered into on March 11, 2004 and amended and restated on April 22, 2005, between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee, as supplemented by supplemental indentures between us and the trustee. Please read the indenture because it, and not this description, defines your rights as holders of the senior notes. We have filed with the Securities and Exchange Commission a copy of the indenture as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

Pursuant to the Trust Indenture Act of 1939, as amended, or the 1939 Act, if a default occurs on the senior notes, The Bank of New York Mellon Trust Company, N.A. may be required to resign as trustee under the indenture if it has a conflicting interest (as defined in the 1939 Act), unless the default is cured, duly waived or otherwise eliminated within 90 days.

The 2044 notes form a part of the series of our 4.75% Senior Notes due February 15, 2044 and will have the same terms as the other notes of this series other than their issue date and the public offering price at which the 2044 notes are sold by this prospectus supplement and the accompanying prospectus. We first issued our 4.75% Senior Notes due February 15, 2044 on February 21, 2014. The 2044 notes offered by this prospectus supplement and the accompanying prospectus will have the same CUSIP number as the other notes of the same series and will trade interchangeably with notes of the same series immediately upon settlement. Upon the consummation of this offering, the aggregate principal amount of our 4.75% Senior Notes due February 15, 2044, including the 2044 notes offered hereby, will be $             .

For each series of senior notes, we may without consent of the holders of that series issue additional senior notes of that series under the indenture, having the same terms in all respects to the senior notes of that series (except for the public offering price and the issue date and, in some cases, the first interest payment date) so that those additional notes will be consolidated and form a single series with the other outstanding senior notes of that series.

The 20     notes will bear interest from                     at     % per annum, payable semiannually on each              and             , commencing on             , 2015, to holders of record on the 15th day prior to the interest payment date.

The 2044 notes offered hereby will bear interest from August 15, 2014 at 4.75% per annum, payable semiannually on each February 15 and August 15, commencing on February 15, 2015, to holders of record on the 15th day prior to the interest payment date.

We will issue the 20     notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will issue the 2044 notes in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Each series of senior notes will be redeemable at our option, in whole or in part, at any time as described below under “Optional Redemption for Senior Notes — Optional Redemption for 20     Notes” and “Optional Redemption for Senior Notes — Optional Redemption for 2044 Notes.”

Interest on the senior notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any payment date falls on a day that is not a business day, the payment will be made on the next business day, but we will consider that payment as being made on the date that the payment was due to you. In that event, no interest will accrue on the amount payable for the period from and after such payment date to such next business day.

We will issue the senior notes in the form of one or more global securities, which will be deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of DTC’s nominee. Information regarding DTC’s book-entry system is set forth below under “Book-Entry System; Global Notes.”

Ranking

The senior notes will be our direct, unsecured and unsubordinated obligations and will rank equally with all our other existing and future unsecured and unsubordinated obligations. The senior notes will be effectively subordinated to all our secured debt. As of June 30, 2014, we had approximately $12.7 billion of notes outstanding under the indenture for senior notes. The indenture contains no restrictions on the amount of additional indebtedness that may be incurred by us.

As of June 30, 2014, we did not have any outstanding secured debt for borrowed money.

Optional Redemption for Senior Notes

Optional Redemption for 20     Notes

At any time prior to              (the date that is          months prior to the maturity date), we may, at our option, redeem the 20     notes in whole or in part at a redemption price equal to the greater of:

•	100% of the principal amount of the 20 notes to be redeemed; or

•

as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the 20     notes to be redeemed (not including any portion of payments of interest accrued as of the redemption date), calculated as if the maturity date of such 20     notes was            (the date that is          months prior to the maturity date), discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate plus                 basis points,

plus, in either case, accrued and unpaid interest to, but not including, the redemption date.

At any time on or after              (the date that is          months prior to the maturity date), we may redeem the 20     notes, in whole or in part, at 100% of the principal amount of the 20     notes being redeemed plus accrued and unpaid interest to, but not including, the redemption date.

As used in this section “Optional Redemption for 20     Notes,” the following terms shall have the following meanings:

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

“Business Day” means any day that is not a day on which banking institutions in New York City are authorized or required by law or regulation to close.

“Comparable Treasury Issue” means the United States Treasury security selected by the applicable Quotation Agent as having a maturity comparable to the remaining term of the senior notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the senior notes to be redeemed.

“Comparable Treasury Price” means, with respect to any redemption date:

•	the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations; or

•	if we obtain fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

“Quotation Agent” means the Reference Treasury Dealer appointed by us for the senior notes.

“Reference Treasury Dealer” means (1) each of Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC and Wells Fargo Securities, LLC and their respective successors, unless any of them ceases to be a primary dealer in certain U.S. government securities (“Primary Treasury Dealer”), in which case we shall substitute another Primary Treasury Dealer; and (2) any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that redemption date.

Optional Redemption for 2044 Notes

At any time prior to August 15, 2043, we may, at our option, redeem the 2044 notes in whole or in part at a redemption price equal to the greater of:

•	100% of the principal amount of the 2044 notes to be redeemed; or

•

as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the 2044 notes to be redeemed (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate plus 20 basis points, plus, in either case, accrued and unpaid interest to, but not including, the redemption date.

At any time on or after August 15, 2043, we may redeem the 2044 notes, in whole or in part, at 100% of the principal amount of the 2044 notes being redeemed plus accrued and unpaid interest to, but not including, the redemption date.

As used in this section “Optional Redemption for 2044 Notes,” the following terms shall have the following meanings:

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

“Business Day” means any day that is not a day on which banking institutions in New York City are authorized or required by law or regulation to close.

“Comparable Treasury Issue” means the United States Treasury security selected by the applicable Quotation Agent as having a maturity comparable to the remaining term of the senior notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the senior notes to be redeemed.

“Comparable Treasury Price” means, with respect to any redemption date:

•	the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations; or

•	if we obtain fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

“Quotation Agent” means the Reference Treasury Dealer appointed by us for the senior notes.

“Reference Treasury Dealer” means (1) each of J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBS Securities Inc. and their respective successors, unless any of them ceases to be a primary dealer in certain U.S. government securities (“Primary Treasury Dealer”), in which case we shall substitute another Primary Treasury Dealer; and (2) any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that redemption date.

General Senior Note Optional Redemption Terms

The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months.

We will mail notice of any redemption at least 10 days but not more than 60 days before the redemption date to each registered holder of the senior notes to be redeemed.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the senior notes or portions of the senior notes called for redemption.

If we redeem only some of the senior notes, DTC’s practice is to choose by lot the amount to be redeemed from the senior notes held by each of its participating institutions. DTC will give notice to these participants, and these participants will give notice to any “street name” holders of any indirect interests in the senior notes to be redeemed according to arrangements among them. These notices may be subject to statutory or regulatory requirements. We will not be responsible for giving notice of a redemption of the senior notes to be redeemed to anyone other than the registered holders of the senior notes to be redeemed, which is currently DTC. If senior notes to be redeemed are no longer held through DTC and fewer than all the senior notes are to be redeemed, selection of senior notes for redemption will be made by the trustee in any manner the trustee deems fair and appropriate.

Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), we or our affiliates may, at any time and from time to time, purchase outstanding senior notes by tender, in the open market or by private agreement.

No Sinking Fund

There is no provision for a sinking fund for either the 2044 notes or the 20     notes.

Covenants

The indenture restricts us and any of our subsidiaries which are “significant subsidiaries” from incurring or assuming secured debt or entering into sale and leaseback transactions, except in certain circumstances. The accompanying prospectus describes this covenant (see “Description of the Senior Notes—Restrictions on Liens and Sale and Leaseback Transactions” in the accompanying prospectus) and other covenants contained in the indenture in greater detail and should be read prior to investing.

Book-Entry System; Global Notes

The senior notes of each series will initially be issued in the form of one or more global notes. Each series of the senior notes will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered security certificate will be issued for each of the 20     notes and the 2044 notes in the aggregate principal amount of such series, and will be deposited with DTC or the trustee on behalf of DTC and registered in the name of DTC or its nominee. If, however, the aggregate principal amount of either the 20     notes or the 2044 notes exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of senior notes. Investors may hold their beneficial interests in a global note directly through DTC or indirectly through organizations which are participants in the DTC system.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following summary describes certain United States federal income tax consequences of the acquisition, ownership and disposition of the senior notes as of the date hereof. This summary is based on the Internal Revenue Code of 1986, as amended, as well as final, temporary and proposed Treasury regulations and administrative and judicial decisions. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could affect the accuracy of the statements described herein. This summary generally is addressed only to original purchasers of the senior notes that purchase the senior notes at the initial offering price, deals only with senior notes held as capital assets and does not purport to address all United States federal income tax matters that may be relevant to investors in special tax situations, such as insurance companies, tax-exempt organizations, financial institutions, dealers in securities or currencies, traders in securities that elect to mark to market, holders of senior notes that are held as a hedge or as part of a hedging, straddle or conversion transaction, certain former citizens or residents of the United States, or United States holders (as defined below) whose functional currency is not the United States dollar. Persons considering the purchase of the senior notes should consult their own tax advisors concerning the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

If a partnership (including an entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of a senior note, the treatment of such partnership, or a partner in the partnership, will generally depend upon the status of the partner and upon the activities of the partnership. A beneficial owner of a senior note that is a partnership, and partners in such a partnership, should consult their tax advisors about the United States federal income tax consequences of holding and disposing of the senior notes.

We intend to treat the 2044 notes as being issued in a “qualified reopening” for United States federal income tax purposes. Consequently, we intend to treat the 2044 notes as part of the same issue for United States federal income tax purposes as the 4.75% Senior Notes due February 15, 2044. The aggregate price paid for the 2044 notes will include pre-issuance accrued interest from August 15, 2014. Such pre-issuance accrued interest will be included in the first interest payment that will be made on February 15, 2015 to the holders of the 2044 notes. We will exclude the pre-issuance accrued interest in determining the issue price of the 2044 notes and, in accordance with this treatment, holders of the 2044 notes will be required to treat a corresponding portion of the interest payable on the first interest payment date as a non-taxable return of the excluded pre-issuance accrued interest, rather than as an amount payable on the 2044 notes.

United States Holders

This section describes the tax consequences to a United States holder. A “United States holder” is a beneficial owner of a senior note that is (i) a citizen or resident of the United States, (ii) a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in the United States or any state (including the District of Columbia), (iii) an estate whose income is subject to United States federal income tax on a net income basis in respect of the senior note, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust (or certain trusts that have made a valid election to be treated as a United States person).

If you are not a United States holder, this section does not apply to you. See “Non-United States Holders” below.

Payment of Interest

The senior notes will not be issued with more than a de minimis amount of original issue discount for United States federal income tax purposes. Interest on a senior note will therefore be taxable to a United States holder as ordinary interest income at the time it accrues or is received, in accordance with the United States holder’s method of accounting for United States federal income tax purposes.

Sale, Exchange or Retirement of Senior Notes

Upon the sale, exchange or retirement of a senior note, a United States holder will recognize taxable gain or loss equal to the difference between the amount realized from the sale, exchange, retirement or other disposition (other than amounts attributable to accrued interest not previously included in income, which will be taxable as ordinary interest income) and the United States holder’s adjusted tax basis in the senior note. A United States holder’s adjusted tax basis in a senior note will generally equal the cost of the senior note to such holder increased by the amount of any accrued but unpaid interest previously included in income. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the senior note has been held for more than one year. Capital losses are subject to certain limitations.

Amortizable Bond Premium

A United States holder who acquires a 2044 note for an amount that is greater than the stated principal amount (in excess of pre-issuance accrued interest) on the 2044 note will be considered to have purchased such note at a premium. A United States holder generally may elect to amortize such premium using a constant yield method over the remaining term of the 2044 note as an offset to interest when includible in income under the United States holder’s method of accounting for tax purposes. Any such election shall apply to all debt instruments (other than debt instruments the interest on which is excludable from gross income) held at the beginning of the first taxable year to which the election applies or thereafter acquired, and is irrevocable without the consent of the Internal Revenue Service. However, because the 2044 notes may be redeemed by us under certain circumstances for a price equal to or greater than the principal amount prior to their maturity date, special rules may affect the amount and timing of the deduction. A United States holder that acquires a 2044 note for an amount that is greater than the stated principal amount (in excess of pre-issuance accrued interest) on the 2044 note should consult with their own tax advisor regarding the consequences of making the amortizable bond premium election and the availability of other elections for United States federal income tax purposes.

Tax on Net Investment Income

Certain non-corporate United States holders of senior notes generally will be subject to a 3.8% tax on their net investment income for the relevant taxable year. Subject to certain exceptions, a United States holder’s calculation of its net investment income generally will include its interest income on, and its net gains from the disposition of, the senior notes. A United States holder that is an individual, estate or trust is urged to consult its tax advisor regarding the applicability of this tax to its income and gains in respect of your investment in the senior notes.

Non-United States Holders

This section describes the tax consequences to a non-United States holder. You are a “non-United States holder” if you are the beneficial owner of a senior note (other than a partnership, including an entity treated as a partnership for United States federal income tax purposes) and are not a United States holder for United States federal income tax purposes.

Payment of Interest

A non-United States holder generally will not be subject to United States federal withholding tax with respect to payments of principal and interest on the senior notes, provided that (i) the non-United States holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote, (ii) the non-United States holder is not for United States federal income tax purposes a controlled foreign corporation related to us (directly or indirectly) through stock ownership, and (iii) the beneficial owner of the senior notes certifies to us or the fiscal and paying agent (on Internal Revenue Service Form W-8BEN, Form W-8BEN-E or other applicable form) under penalties of perjury as to its status as a non-United States holder and complies with applicable identification procedures. Special rules apply to partnerships, estates and trusts and, in certain circumstances, certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

Sale, Exchange or Retirement of Senior Notes

A non-United States holder of a senior note generally will not be subject to United States federal income tax on any gain realized upon the sale, exchange, retirement or other disposition of a senior note, unless the non-United States holder is an individual who is present in the United States for 183 days or more during the taxable year of sale, retirement or other disposition and certain other conditions are met. In such case, the non-United States holder generally will be subject to a 30 percent tax on any capital gain recognized on the disposition of the senior notes, after being offset by certain United States source capital losses.

United States Trade or Business

If a non-United States holder of a senior note is engaged in a trade or business in the United States and income or gain from the senior note is effectively connected with the conduct of such trade or business, the non-United States holder will be exempt from withholding tax if appropriate certification has been provided, but will generally be subject to regular United States federal income tax on such income and gain in the same manner as if it were a United States holder. In addition, if such non-United States holder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the United States Internal Revenue Code, the Foreign Account Tax Compliance Act or FATCA provisions, impose a 30% United States withholding tax on certain types of payments made to certain foreign entities. Failure to comply with the additional certification, information reporting and other specified requirements imposed under FATCA could result in United States withholding tax being imposed on payments of interest and principal under the senior notes and sales proceeds of the senior notes held by or through a foreign entity. United States Treasury Regulations provide that FATCA withholding generally will apply to (i) payments of interest made after June 30, 2014, (ii) gross proceeds from the sale, exchange or retirement of debt obligations paid after December 31, 2016, and (iii) certain foreign pass-thru payments received with respect to debt obligations held through foreign financial institutions after the later of December 31, 2016 and the date that final regulations defining the term foreign pass-thru payments are issued. Prospective investors should consult their own tax advisors regarding FATCA and its effect on them.

Backup Withholding and Information Reporting

In general, payments of interest and the proceeds of sale, exchange, retirement or other disposition of the senior notes payable by a United States paying agent or other United States intermediary will be subject to information reporting. With respect to a non-United States holder, we must report annually to the Internal Revenue Service and to each non-United States holder the amount of any interest paid to such holder regardless of whether any tax was actually withheld. Copies of the information returns reporting such interest payments to a non-United States holder and the amount of any tax withheld also may be made available to the tax authorities in the country in which the non-United States holder resides under the provisions of an applicable income tax treaty. In addition, backup withholding at the then applicable rate (currently 28 percent) will generally apply to these payments if:

•

in the case of a United States holder, the holder fails to provide an accurate taxpayer identification number, fails to certify that the holder is not subject to backup withholding or fails to report all interest and dividends required to be shown on its United States federal income tax returns; or

•

in the case of a non-United States holder, the holder fails to provide the certification on Internal Revenue Service Form W-8BEN, Form W-8BEN-E or other applicable form or otherwise does not provide evidence of exempt status.

Certain United States holders (including, among others, corporations) are not subject to information reporting or backup withholding. Any amount paid as backup withholding will be creditable against the holder’s United States federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service. Holders of the senior notes should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriters named below, for whom Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC and Wells Fargo Securities, LLC are acting as representatives, we have agreed to sell to each of the underwriters, and each of the underwriters has severally and not jointly agreed to purchase from us, the principal amount of senior notes set forth opposite its name below.

Underwriter	Principal Amount of 20 Notes	Principal Amount of 2044 Notes
Goldman, Sachs & Co.	$	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated
RBC Capital Markets, LLC
Wells Fargo Securities, LLC
SMBC Nikko Securities America, Inc.
TD Securities (USA) LLC
The Williams Capital Group, L.P.

Total	$	$

The underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all of the senior notes if any of the senior notes are purchased.

The underwriters propose to offer each series of the senior notes directly to the public at the respective public offering prices specified on the cover page to this prospectus supplement and may also offer the senior notes to certain dealers at the respective public offering prices less a concession not to exceed         % of the principal amount of the 20     notes and     % of the principal amount of the 2044 notes. The underwriters may allow, and these dealers may reallow, concession to certain brokers and dealers not to exceed         % of the principal amount of the 20     notes and     % of the principal amount of the 2044 notes. After the initial offering of the senior notes, the underwriters may change the offering prices and concessions.

The senior notes have no established trading market. We currently have no intention to list the senior notes on any securities exchange or automated dealer quotation system. The underwriters may make a market in the senior notes after completion of the offering, but will not be obligated to make a market in the senior notes and may discontinue such market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the senior notes or that an active public market for the senior notes will develop. If an active public trading market for the senior notes does not develop, the market price and liquidity of the senior notes may be adversely affected.

We will agree to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof.

We estimate our expenses for this offering, other than the underwriting discounts and commissions, to be approximately $            .

We expect that delivery of the senior notes will be made against payment therefor on or about August 18, 2014, which will be seven business days following the date of this prospectus supplement (this settlement cycle being referred to as “T+7”). Under Rule 15c6-1 of the SEC promulgated under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade senior notes on the date of this prospectus supplement or the next three succeeding business days will be required, by virtue of the fact that the senior notes initially will settle in T+7, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of senior notes who wish to trade senior notes on the date hereof or the next three succeeding business days should consult their own advisor.

We will agree with the underwriters not to, during the period three business days from the date of the underwriting agreement, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any debt securities other than the senior notes, without the prior written consent of each of Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC and Wells Fargo Securities, LLC. This agreement will not apply to issuances of commercial paper or other debt securities with scheduled maturities of less than one year and the sale or remarketing of tax-exempt bonds issued by a governmental authority or body for our benefit.

In order to facilitate the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the senior notes. Specifically, the underwriters may over-allot in connection with the offering, creating short positions in the senior notes for their own accounts. In addition, to cover over-allotments or to stabilize the price of the senior notes, the underwriters may bid for, and purchase, senior notes in the open market. The underwriters may reclaim selling concessions allowed to an underwriter or dealer for distributing senior notes in the offering if the underwriters repurchase previously distributed senior notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the senior notes above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time without notice.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

Neither we nor any underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the senior notes. In addition, neither we nor any underwriter makes any representation that the underwriters will engage in such transactions or that such transactions once commenced will not be discontinued without notice.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have engaged and may in the future engage in transactions with, and, from time to time, have performed and may perform investment banking, corporate trust and/or commercial banking services for, us and certain of our affiliates in the ordinary course of business, for which they have received and will receive customary compensation. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments including serving as counterparties to certain derivative and hedging arrangements and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. Certain of the underwriters or their affiliates that have a lending relationship with us may routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Additionally, affiliates of one or more of the underwriters are part of a consortium of banks that participates in our revolving credit facility or Corp’s revolving credit facility and may also hold our debt securities.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of senior notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of senior notes shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

This prospectus supplement has been prepared on the basis that any offer of senior notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the senior notes. Accordingly any person making or intending to make an offer in that Relevant Member State of senior notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of senior notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer of senior notes to the public” in relation to any senior notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the senior notes to be offered so as to enable an investor to decide to purchase or subscribe the senior notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and

Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The senior notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such senior notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.

Each underwriter has represented, warranted and agreed that:

1.1	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the senior notes in circumstances in which Section 21(1) of the FSMA would not, if the issuer was not an authorised person apply to the issuer; and

1.2	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the senior notes in, from or otherwise involving the United Kingdom.

Notice to Residents of Canada

The senior notes may be sold only to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus and Registration Exemptions and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the senior notes must be made in accordance with an exemption from the prospectus requirements and in compliance with the registration requirements of applicable securities laws.

Notice to Prospective Investors in Hong Kong

The senior notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the senior notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to senior notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the senior notes may not be circulated or distributed, nor may the senior notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the senior notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust

(where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the senior notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to Prospective Investors in Japan

The senior notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any senior notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

GENERAL INFORMATION

The notes have been accepted for clearance through DTC and have been assigned the following identification numbers:

	CUSIP Number	ISIN
20 notes
2044 notes	694308HH3	US694308HH37

LEGAL MATTERS

The validity of the senior notes will be passed upon for us by Orrick, Herrington & Sutcliffe LLP, San Francisco, California. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York represents the underwriters. Skadden, Arps, Slate, Meagher & Flom LLP has in the past performed, and continues to perform, legal services in connection with federal regulatory and transactional matters for us and our affiliates.

PROSPECTUS

Pacific Gas and Electric Company

Senior Notes

We may offer and sell from time to time an indeterminate principal amount of senior notes in one or more offerings. This prospectus provides you with a general description of the senior notes that may be offered.

Each time we sell senior notes, we will provide a prospectus supplement that contains specific information about the offering and the terms of the offered senior notes. The prospectus supplement also may add, delete, update or change information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement for the specific offering before you invest in any of the senior notes. This prospectus may not be used to sell senior notes unless accompanied by a prospectus supplement.

The senior notes may be sold to or through underwriters, dealers or agents or directly to other purchasers. A prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the senior notes, the aggregate principal amount of senior notes to be purchased by them and the compensation they will receive.

See “Risk Factors” on page 1 for information on certain risks related to the purchase of our securities.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

February 11, 2014

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process. Under this shelf registration process, we may from time to time sell an indeterminate principal amount of senior notes in one or more offerings.

This prospectus provides you with only a general description of the senior notes that we may offer. This prospectus does not contain all of the information set forth in the registration statement of which this prospectus is a part, as permitted by the rules and regulations of the SEC. For additional information regarding us and the offered senior notes, please refer to the registration statement of which this prospectus is a part. Each time we sell senior notes, we will provide a prospectus supplement that contains specific information about the offering and the terms of the offered senior notes. The prospectus supplement also may add, delete, update or change information contained in this prospectus. You should rely only on the information in the applicable prospectus supplement if this prospectus and the applicable prospectus supplement are inconsistent. Before purchasing any senior notes, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the section of this prospectus titled “Where You Can Find More Information.” In particular, you should carefully consider the risks and uncertainties described under the section titled “Risk Factors” or otherwise included in any applicable prospectus supplement or incorporated by reference in this prospectus before you decide whether to purchase the senior notes. These risks and uncertainties, together with those not known to us or those that we may deem immaterial, could impair our business and ultimately affect our ability to make payments on the senior notes.

You should rely only on the information contained or incorporated by reference in this prospectus and in any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any underwriter, dealer or agent will make an offer to sell the senior notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any applicable prospectus supplement is accurate only as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

PACIFIC GAS AND ELECTRIC COMPANY

We are a public utility serving more than 15 million people throughout 70,000 square miles in northern and central California. We generate revenues mainly through the sale and delivery of electricity and natural gas to customers.

We were incorporated in California in 1905. Our principal executive offices are located at 77 Beale Street, P.O. Box 770000, San Francisco, California 94177, and our telephone number at that location is (415) 973-7000.

Unless otherwise indicated, when used in this prospectus, the terms “we,” “our,” “ours” and “us” refer to Pacific Gas and Electric Company and its subsidiaries, and the term “Corp” refers to our parent, PG&E Corporation.

RISK FACTORS

Investing in our securities involves risk. Please see risk factors described in our Annual Report on Form 10-K and other reports filed with the SEC, which are all incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus or the applicable supplement to this prospectus. The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our securities.

FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference in this prospectus and any applicable prospectus supplement contain forward-looking statements that are necessarily subject to various risks and uncertainties. These statements are based on current estimates, expectations and projections about future events, and assumptions regarding these events and management’s knowledge of facts as of the date of this prospectus. These forward-looking statements relate to, among other matters, estimated losses, including penalties and fines, associated with various investigations; forecasts of costs we will incur to make safety and reliability improvements, including natural gas transmission costs that we will not recover through rates; forecasts of capital expenditures; estimates and assumptions used in critical accounting policies, including those related to environmental remediation, litigation, third-party claims, and other liabilities; and the level of future equity or debt issuances. These statements are also identified by words such as “assume,” “expect,” “intend,” “forecast,” “plan,” “project,” “believe,” “estimate,” “predict,” “anticipate,” “may,” “should,” “would,” “could,” “potential” and similar expressions. We are not able to predict all the factors that may affect future results. Some of the factors that could cause future results to differ materially from those expressed or implied by the forward-looking statements, or from historical results, include, but are not limited to:

•

when and how the pending California Public Utilities Commission (“CPUC”) investigations and enforcement matters related to our natural gas system operating practices and our natural gas transmission pipeline rupture and fire that occurred on September 9, 2010 in San Bruno, California (the “San Bruno accident”) are concluded, including the ultimate amount of fines we will be required to pay to the State General Fund, the amount of natural gas transmission costs we will be prohibited from recovering, and the cost of any remedial actions we may be ordered to perform;

•

the outcome of the pending federal criminal investigation related to the San Bruno accident, including the ultimate amount of civil or criminal fines or penalties, if any, we may be required to pay, and the impact of remedial measures we are required to take such as the appointment of an independent monitor;

•

whether we are able to repair the reputational harm that we have suffered, and may suffer in the future, due to the negative publicity surrounding the San Bruno accident and the decisions to be issued in the pending investigations, including any charge or finding of criminal liability;

•	the outcomes of our ratemaking proceedings, such as the 2014 general rate case, the 2015 gas transmission and storage rate case, and the transmission owner rate cases;

•

the amount and timing of additional common stock issuances by Corp, the proceeds of which are contributed as equity to maintain our authorized capital structure as we incur charges and costs that we cannot recover through rates, including costs and fines associated with natural gas matters and the pending investigations;

•

the outcome of future regulatory investigations, citations, or other proceedings, that may be commenced relating to our compliance with laws, rules, regulations, or orders applicable to the operation, inspection, and maintenance of our electric and gas facilities;

•

the impact of environmental remediation laws, regulations, and orders; the ultimate amount of costs incurred to discharge our known and unknown remediation obligations; the extent to which we are able to recover environmental compliance and remediation costs in rates or from other sources; and the ultimate amount of environmental remediation costs we incur but do not recover, such as the remediation costs associated with our natural gas compressor station site located near Hinkley, California;

•

the impact of new legislation or Nuclear Regulatory Commission (“NRC”) regulations, recommendations, policies, decisions, or orders relating to the nuclear industry, including operations, seismic design, security, safety, relicensing, the storage of spent nuclear fuel, decommissioning, cooling water intake, or other issues; and whether we decide to request that the NRC resume processing our renewal application for the two Diablo Canyon nuclear power plant operating licenses, and if so, whether the NRC grants the renewal;

•

the impact of weather-related conditions or events, climate change, natural disasters, acts of terrorism, war, or vandalism (including cyber-attacks), and other events, that can cause unplanned outages, reduce generating output, disrupt our service to customers, or damage or disrupt the facilities, operations, or information technology and systems owned by us, our customers, or third parties on which we rely; and subject us to third-party liability for property damage or personal injury, or result in the imposition of civil, criminal, or regulatory penalties on us;

•

the impact of environmental laws and regulations aimed at the reduction of carbon dioxide and greenhouse gases, and whether we are able to continue recovering associated compliance costs, such as the cost of emission allowances and offsets under cap-and-trade regulations and the cost of renewable energy procurement;

•

changes in customer demand for electricity and natural gas resulting from unanticipated population growth or decline in our service area, general and regional economic and financial market conditions, the extent of municipalization of our electric or gas distribution facilities, changing levels of “direct access” customers who procure electricity from alternative energy providers, changing levels of customers who purchase electricity from governmental bodies that act as “community choice aggregators,” and the development of alternative energy technologies including self-generation, storage and distributed generation technologies;

•

the adequacy and price of electricity, natural gas, and nuclear fuel supplies; the extent to which we can manage and respond to the volatility of energy commodity prices; the ability of us and our counterparties to post or return collateral in connection with price risk management activities; and whether we are able to recover timely our energy commodity costs through rates;

•

whether our information technology, operating systems and networks, including the advanced metering system infrastructure, customer billing, financial, and other systems, can continue to function accurately while meeting regulatory requirements; whether we are able to protect our operating systems and networks from damage, disruption, or failure caused by cyber-attacks, computer viruses, or other hazards; whether our security measures are sufficient to protect confidential customer, vendor, and financial data contained in such systems and networks; and whether we can continue to rely on third-party vendors and contractors that maintain and support some of our operating systems;

•

the extent to which costs incurred in connection with third-party claims or litigation can be recovered through insurance, rates, or from other third parties; including the timing and amount of insurance recoveries related to third party claims arising from the San Bruno accident;

•	Corp’s and our ability to access capital markets and other sources of debt and equity financing in a timely manner on acceptable terms;

•	changes in credit ratings which could result in increased borrowing costs especially if we were to lose our investment grade credit ratings;

•	the impact of federal or state laws or regulations, or their interpretation, on energy policy and the regulation of utilities and their holding companies;

•	the outcome of federal or state tax audits and the impact of any changes in federal or state tax laws, policies, or regulations; and

•	the impact of changes in GAAP, standards, rules, or policies, including those related to regulatory accounting, and the impact of changes in their interpretation or application.

For more information about the more significant risks that could affect the outcome of these forward-looking statements and our future financial condition and results of operations, you should read the sections of the documents incorporated herein by reference titled “Risk Factors” as well as the important factors set forth under the heading “Risk Factors” in the applicable supplement to this prospectus.

You should read this prospectus, any applicable prospectus supplements, the documents that we incorporate by reference into this prospectus, the documents that we have included as exhibits to the registration statement of which this prospectus is a part and the documents that we refer to under the section of this prospectus titled “Where You Can Find More Information” completely and with the understanding that our actual future results could be materially different from what we expect when making the forward-looking statement. We qualify all our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus, the date of the document incorporated by reference or the date of any applicable prospectus supplement. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

	Year Ended December 31,
	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	2.23x	2.24x	2.51x	3.12x	3.12x

For the purpose of computing the ratios of earnings to fixed charges, “earnings” represent net income adjusted for the income or loss from equity investees of less than 100% affiliates, equity in undistributed income or losses of less than 50% owned affiliates, income taxes and fixed charges (excluding capitalized interest). “Fixed charges” include interest on long-term debt and short-term borrowings (including a representative portion of rental expense), amortization of bond premium, discount and expense, interest on capital leases and allowance for funds used during construction related to the cost of debt and earnings required to cover the preferred stock dividend requirements. Fixed charges exclude interest on tax liabilities.

USE OF PROCEEDS

Each prospectus supplement will describe the uses of the proceeds from the issuance of the senior notes offered by that prospectus supplement.

DESCRIPTION OF THE SENIOR NOTES

This prospectus describes certain general terms of the senior notes that we may sell from time to time under this prospectus. We will describe the specific terms of each series of senior notes we offer in a prospectus supplement. The senior notes will be issued under an indenture dated as of April 22, 2005 (which supplemented, amended and restated the original indenture dated as of March 11, 2004 as thereafter supplemented) and one or more supplemental indentures that we will enter into with The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A. and successor to BNY Western Trust Company), as trustee. We have summarized selected provisions of the indenture and the senior notes below. The information we are providing you in this prospectus concerning the senior notes and the indenture is only a summary of the information provided in those documents, and the summary is qualified in its entirety by reference to the provisions of the indenture, including the forms of senior notes attached thereto. You should consult the senior notes themselves and the indenture for more complete information on the senior notes as they, and not this prospectus or any prospectus supplement, govern your rights as a holder. The indenture is included as an exhibit to the registration statement of which this prospectus is a part. The indenture has been qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and the terms of the senior notes will include those made part of the indenture by the Trust Indenture Act.

In this section, references to “we,” “our,” “ours” and “us” refer only to Pacific Gas and Electric Company and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided.

General

The senior notes are our unsecured general obligations and will rank equally in right of payment to all our other senior and unsubordinated debt. The senior notes will be entitled to the benefit of the indenture equally and ratably with all other senior notes issued under the indenture.

The indenture does not limit the amount of debt we may issue under it or the amount of debt we or our subsidiaries may otherwise incur. We may issue senior notes from time to time under the indenture in one or more series by entering into supplemental indentures or by resolution of our board of directors.

Provisions of a Particular Series

The prospectus supplement applicable to each series of senior notes will specify, among other things:

•	the title of the senior notes;

•	any limit on the aggregate principal amount of the senior notes;

•

the date or dates on which the principal of the senior notes is payable, including the maturity date, or the method or means by which those dates will be determined, and our right, if any, to extend those dates and the duration of any extension;

•

the interest rate or rates of the senior notes, if any, which may be fixed or variable, or the method or means by which the interest rate or rates will be determined, and our ability to extend any interest payment periods and the duration of any extension;

•

the date or dates from which any interest will accrue, the dates on which we will pay interest on the senior notes and the regular record date, if any, for determining who is entitled to the interest payable on any interest payment date;

•	any periods or periods within which, or date or dates on which, the price or prices at which and the terms and conditions on which the senior notes may be redeemed, in whole or in part, at our option;

•

any obligation of ours to redeem, purchase or repay the senior notes pursuant to any sinking fund or other mandatory redemption provisions or at the option of the holder and the terms and conditions upon which the senior notes will be so redeemed, purchased or repaid;

•	the denominations in which we will authorize the senior notes to be issued, if other than $1,000 or integral multiples of $1,000;

•	whether we will offer the senior notes in the form of global securities and, if so, the name of the depositary for any global securities;

•

if the amount payable in respect of principal of or any premium or interest on any senior notes may be determined with reference to an index or other fact or event ascertainable outside the indenture, the manner in which such amount will be determined;

•	covenants for the benefit of the holders of that series;

•

the currency or currencies in which the principal, premium, if any, and interest on the senior notes will be payable if other than U.S. dollars and the method for determining the equivalent amount in U.S. dollars;

•

if the principal of the senior notes is payable from time to time without presentation or surrender, any method or manner of calculating the principal amount that is outstanding at any time for purposes of the indenture; and

•	any other terms of the senior notes.

We may sell senior notes at par or at a discount below their stated principal amount. We will describe in a prospectus supplement material U.S. federal income tax considerations, if any, and any other special considerations for any senior notes we sell that are denominated in a currency other than U.S. dollars.

Payment

Except as may be provided with respect to a series, interest, if any, on the senior notes payable on each interest payment date will be paid to the person in whose name that senior note is registered as of the close of business on the regular record date for the interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any senior notes, the defaulted interest may be paid to the holders of the senior notes as of a date between 10 and 30 days before the date we propose for payment of defaulted interest or in any other manner not inconsistent with the requirements of any securities exchange on which those senior notes may be listed, if the trustee finds it practicable.

Redemption

Any terms for the optional or mandatory redemption of a series of senior notes will be set forth in a prospectus supplement for the offered series. Unless otherwise indicated in a prospectus supplement, senior notes will be redeemable by us only upon notice by mail not less than 30 nor more than 60 days before the date fixed for redemption and, if less than all the senior notes of a series are to be redeemed, the particular senior notes to be redeemed will be selected by the method provided for that particular series, or in the absence of any such provision, by such method of random selection as the registrar deems fair and appropriate.

We have reserved the right to provide conditional redemption notices for redemptions at our option or for redemptions that are contingent upon the occurrence or nonoccurrence of an event or condition that cannot be ascertained prior to the time we are required to notify holders of the redemption. A conditional notice may state that if we have not deposited redemption funds with the trustee or a paying agent on or before the redemption date or we have directed the trustee or paying agent not to apply money deposited with it for redemption of senior notes, we will not be required to redeem the senior notes on the redemption date.

Restrictions on Liens and Sale and Leaseback Transactions

The indenture does not permit us or any of our significant subsidiaries (as defined below) to, (i) issue, incur, assume or permit to exist any debt (as defined below) secured by a lien (as defined below) on any of our principal property (as defined below) or any of our significant subsidiaries’ principal property, whether that principal property was owned when the original indenture was executed (March 11, 2004) or thereafter acquired, unless we provide that the senior notes will be equally and ratably secured with the secured debt or (ii) incur or permit to exist any attributable debt (as defined below) in respect of principal property; provided, however, that the foregoing restriction will not apply to the following:

•

to the extent we or a significant subsidiary consolidates with, or merges with or into, another entity, liens on the property of the entity securing debt in existence on the date of the consolidation or merger, provided that the debt and liens were not created or incurred in anticipation of the consolidation or merger and that the liens do not extend to or cover any of our or a significant subsidiary’s principal property;

•

liens on property acquired after March 11, 2004 and existing at the time of acquisition, as long as the lien was not created or incurred in anticipation thereof and does not extend to or cover any other principal property;

•

liens of any kind, including purchase money liens, conditional sales agreements or title retention agreements and similar agreements, upon any property acquired, constructed, developed or improved by us or a significant subsidiary (whether alone or in association with others) which do not exceed the cost or value of the property acquired, constructed, developed or improved and which are created prior to, at the time of, or within 12 months after the acquisition (or in the case of property constructed, developed or improved, within 12 months after the completion of the construction, development or improvement and commencement of full commercial operation of the property, whichever is later) to secure or provide for the payment of any part of the purchase price or cost thereof; provided that the liens do not extend to any principal property other than the property so acquired, constructed, developed or improved;

•

liens in favor of the United States, any state or any foreign country or any department, agency or instrumentality or any political subdivision of the foregoing to secure payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to the lien, including liens related to governmental obligations the interest on which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended, or the Code, or any successor section of the Code;

•	liens in favor of us, one or more of our significant subsidiaries, one or more of our wholly owned subsidiaries or any of the foregoing combination; and

•

replacements, extensions or renewals (or successive replacements, extensions or renewals), in whole or in part, of any lien or of any agreement referred to in the bullet points above or replacements, extensions or renewals of the debt secured thereby (to the extent that the amount of the debt secured by the lien is not increased from the amount originally so secured, plus any premium, interest, fee or expenses payable in connection with any replacements, refundings, refinancings, remarketings, extensions or renewals); provided that replacement, extension or renewal is limited to all or a part of the same property (plus improvements thereon or additions or accessions thereto) that secured the lien replaced, extended or renewed.

Notwithstanding the restriction described above, we or any significant subsidiary may, (i) issue, incur or assume debt secured by a lien not described in the immediately preceding six bullet points on any principal property owned at March 11, 2004 or thereafter acquired without providing that the outstanding senior notes be equally and ratably secured with that debt and (ii) issue or permit to exist attributable debt in respect of principal property, in either case, so long as the aggregate amount of that secured debt and attributable debt, together with the aggregate amount of all other debt secured by liens on principal property not described in the immediately preceding six bullet points then outstanding and all other attributable debt in respect of principal property, does not exceed 10% of our net tangible assets, as determined by us as of a month end not more than 90 days prior to the closing or consummation of the proposed transaction.

For these purposes:

•

“attributable debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in the sale and leaseback transaction, including any period for which the lease has been extended or may, at the option of the lessor, be extended. The present value shall be calculated using a discount rate equal to the rate of interest implicit in the transaction, determined in accordance with generally accepted accounting principals, or GAAP.

•

“capital lease obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

•	“debt” means any debt of ours for money borrowed and guarantees by us of debt for money borrowed but in each case excluding liabilities in respect of capital lease obligations or swap agreements.

•

“debt” of a significant subsidiary means any debt of such significant subsidiary for money borrowed and guarantees by the significant subsidiary of debt for money borrowed but in each case excluding liabilities in respect of capital lease obligations or swap agreements.

•

“excepted property” means any right, title or interest of us or any of our significant subsidiaries in, to or under any of the following property, whether owned at March 11, 2004 or thereafter acquired:

•

all money, investment property and deposit accounts (as those terms are defined in the California Commercial Code as in effect on March 11, 2004), and all cash on hand or on deposit in banks or other financial institutions, shares of stock, interests in general or limited partnerships or limited liability companies, bonds, notes, other evidences of indebtedness and other securities, of whatever kind and nature;

•

all accounts, chattel paper, commercial tort claims, documents, general intangibles, instruments, letter-of-credit rights and letters of credit (as those terms are defined in the California Commercial Code as in effect on March 11, 2004), with certain exclusions such as licenses and permits to use the real property of others, and all contracts, leases (other than the lease of certain real property at our Diablo Canyon power plant), operating agreements and other agreements of whatever kind and nature; and all contract rights, bills and notes;

•

all revenues, income and earnings, all accounts receivable, rights to payment and unbilled revenues, and all rents, tolls, issues, product and profits, claims, credits, demands and judgments, including any rights in or to rates, revenue components, charges, tariffs, or amounts arising therefrom, or in any amounts that are accrued and recorded in a regulatory account for collection by us or any significant subsidiary;

•

all governmental and other licenses, permits, franchises, consents and allowances including all emission allowances (or similar rights) created under any similar existing or future law relating to abatement or control of pollution of the atmosphere, water or soil, other than all licenses and permits to use the real property of others, franchises to use public roads, streets and other public properties, rights of way and other rights, or interests relating to the occupancy or use of real property;

•	all patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights and other intellectual property, including computer software and software licenses;

•	all claims, credits, choses in action, and other intangible property;

•

all automobiles, buses, trucks, truck cranes, tractors, trailers, motor vehicles and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; and all parts, accessories and supplies used in connection with any of the foregoing;

•

all goods, stock in trade, wares, merchandise and inventory held for the purpose of sale or lease in the ordinary course of business; all materials, supplies, inventory and other items of personal property that are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the principal property; all fuel, whether or not that fuel is in a form consumable in the operation of the principal property, including separate components of any fuel in the forms in which those components exist at any time before, during or after the period of the use thereof as fuel; all hand and other portable tools and equipment; and all furniture and furnishings;

•	all personal property the perfection of a security interest in which is not governed by the California Commercial Code;

•

all oil, gas and other minerals (as those terms are defined in the California Commercial Code as in effect on March 11, 2004) and all coal, ore, gas, oil and other minerals and all timber, and all rights and interests in any of the foregoing, whether or not the minerals or timber have been mined or extracted or otherwise separated from the land; and all electric energy and capacity, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by us or any significant subsidiary;

•

all property which is the subject of a lease agreement other than a lease agreement that results from a sale and leaseback transaction designating us or any significant subsidiary as lessee and all our, or a significant subsidiary’s right, title and interest in and to that property and in, to and under that lease agreement, whether or not that lease agreement is intended as security (other than certain real property leased at our Diablo Canyon power plant and the related lease agreement);

•	real, personal and mixed properties of an acquiring or acquired entity unless otherwise made a part of principal property; and

•	all proceeds (as that term is defined in the California Commercial Code as in effect on March 11, 2004) of the property listed in the preceding bullet points;

•

“lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, easement, lease, reservation, restriction, servitude, charge or similar right and any other lien of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease of a similar nature, and any defect, irregularity, exception or limitation in record title or, when the context so requires, any lien, claim or interest arising from anything described in this bullet point.

•

“net tangible assets” means the total amount of our assets determined on a consolidated basis in accordance with GAAP, less (i) the sum of our consolidated current liabilities determined in accordance with GAAP and (ii) the amount of our consolidated assets classified as intangible assets determined in accordance with GAAP, including, but not limited to, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense and regulatory assets carried as an asset on our consolidated balance sheet.

•	“principal property” means any property of ours or any of our significant subsidiaries, as applicable, other than excepted property.

•

“significant subsidiary” has the meaning specified in Rule 1-02(w) of Regulation S-X under the Securities Act of 1933, as amended, or the Securities Act; provided that, significant subsidiary shall not include any corporation or other entity substantially all the assets of which are excepted property.

•

“swap agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

Consolidation, Merger, Conveyance or Other Transfer

We may not consolidate with or merge with or into any other person (as defined below) or convey, otherwise transfer or lease all or substantially all of our principal property to any person unless:

•

the person formed by that consolidation or into which we are merged or the person which acquires by conveyance or other transfer, or which leases, all or substantially all of the principal property is a corporation, partnership, limited liability company, association, company, joint stock company or business trust, organized and existing under the laws of the United States, or any state thereof or the District of Columbia;

•

the person executes and delivers to the trustee a supplemental indenture that in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last stated maturity of the senior notes then outstanding, contains an assumption by the successor person of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all senior notes then outstanding and the performance and observance of every covenant and condition under the indenture to be performed or observed by us;

•	in the case of a lease, the lease is made expressly subject to termination by us or by the trustee at any time during the continuance of an event of default under the indenture;

•

immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation as a result of the transaction as having been incurred by us at the time of the transaction, no default or event of default under the indenture shall have occurred and be continuing; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that the merger, consolidation, conveyance, lease or transfer, as the case may be, fully complies with all provisions of the indenture; provided, however, that the delivery of the officer’s certificate and opinion of counsel shall not be required with respect to any merger, consolidation, conveyance, lease or transfer between us and any of our wholly owned subsidiaries.

Notwithstanding the foregoing, we may merge or consolidate with or transfer all or substantially all of our assets to an affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing our jurisdiction of organization or our form of organization or for the purpose of forming a holding company; provided that the amount of our indebtedness is not increased; and provided, further that the successor assumes all of our obligations under the indenture.

In the case of the conveyance or other transfer of all or substantially all of our principal property to any person as contemplated under the indenture, upon the satisfaction of all the conditions described above, we (as we would exist without giving effect to the transaction) would be released and discharged from all obligations and covenants under the indenture and under the senior notes then outstanding unless we elect to waive the release and discharge.

The meaning of the term “substantially all” has not been definitely established and is likely to be interpreted by reference to applicable state law if and at the time the issue arises and will depend on the facts and circumstances existing at the time.

For these purposes, “person” means any individual, corporation, partnership, limited liability company, association, company, joint stock company, limited liability partnership, joint venture, trust or unincorporated organization, or any other entity whether or not a legal entity, or any governmental authority.

Additional Covenants

We have agreed in the indenture, among other things:

•	to maintain a place of payment;

•	to maintain our corporate existence (subject to the provisions above relating to mergers and consolidations); and

•	to deliver to the trustee an annual officer’s certificate with respect to our compliance with our obligations under the indenture.

Modification of the Indenture; Waiver

We and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the senior notes of each affected series then outstanding under the indenture, considered as one class, modify or amend the indenture, including the provisions relating to the rights of the holders of senior notes of the affected series. However, no modification or amendment may, without the consent of each holder of affected senior notes:

•

change the stated maturity (except as provided by the terms of a series of senior notes) of the principal of, or interest on, the senior note or reduce the principal amount or any premium payable on the senior note or reduce the interest rate of the senior note, or change the method of calculating the interest rate with respect to the senior note;

•	reduce the amount of principal of any discount senior note that would be payable upon acceleration of the maturity of the senior note;

•	change the coin, currency or other property in which the senior note or interest or premium on the senior note is payable;

•	impair the right to institute suit for the enforcement of any payment on the senior note;

•

reduce the percentage in principal amount of outstanding senior notes the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of defaults;

•	reduce the quorum or voting requirements applicable to holders of the senior notes; or

•	modify the provisions of the indenture with respect to modification and waiver, except as provided in the indenture.

We and the trustee may, without the consent of any holder of senior notes, modify and amend the indenture for certain purposes, including to:

•	add covenants or other provisions applicable to us and for the benefit of the holders of senior notes or one or more specified series thereof or to surrender any right or power conferred on us;

•	cure any ambiguity or to correct or supplement any provision of the indenture which may be defective or inconsistent with other provisions;

•

make any other additions to, deletions from or changes to the provisions under the indenture so long as the additions, deletions or changes do not materially adversely affect the holders of any series of senior notes in any material respect;

•

change or eliminate any provision of the indenture or add any new provision so long as the change, elimination or addition does not adversely affect the interests of holders of senior notes of any series in any material respect; and

•	change any place or places for payment or surrender of senior notes and where notices and demands to us may be served.

The holders of not less than a majority in aggregate principal amount of the senior notes of each affected series then outstanding under the indenture, voting as a single class, may waive compliance by us with our covenant in respect of our corporate existence and the covenants described under “Restrictions on Liens and Sale and Leaseback Transactions” and “Consolidation, Merger, Conveyance or Transfer” and with certain covenants and restrictions that may apply to a series of senior notes as provided in the indenture. The holders of not less than a majority in aggregate principal amount of the senior notes outstanding may, on behalf of the holders of all of the senior notes, waive any past default under the indenture and its consequences, except a default in the payment of the principal of or any premium or interest on any senior note and defaults in respect of a covenant or provision in the indenture which cannot be modified, amended or waived without the consent of each holder of affected senior notes.

In order to determine whether the holders of the requisite principal amount of the outstanding senior notes have taken an action under the indenture as of a specified date:

•

the principal amount of a discount senior note that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of that date upon acceleration of the maturity to that date; and

•	senior notes owned by us or any other obligor upon the senior notes or any of our or their affiliates will be disregarded and deemed not to be outstanding.

Events of Default

An “event of default” means any of the following events which shall occur and be continuing:

•	failure to pay interest on a senior note within 30 days after the interest becomes due and payable;

•	failure to pay the principal of, or sinking fund payment or premium, if any, on, a senior note when due and payable;

•

failure to perform or breach of any other covenant or warranty applicable to us in the indenture continuing for 90 days after the trustee gives us, or the holders of at least 33% in aggregate principal amount of the senior notes then outstanding give us and the trustee, written notice specifying the default or breach and requiring us to remedy the default or breach, unless the trustee or the trustee and holders of a principal amount of senior notes not less than the principal amount of senior notes the holders of which gave that notice agree in writing to an extension of the period prior to its expiration;

•	certain events of bankruptcy, insolvency or reorganization; and

•

the occurrence of any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our debt, whether the debt existed on March 23, 2004 (the date senior notes were first issued under the original indenture), or is thereafter created, if the event of default: (i) is caused by a failure to pay principal after final maturity of the debt after the expiration of the grace period provided in the debt (which we refer to as a “payment default”) or (ii) results in the acceleration of the debt prior to its express maturity, and, in each case, the principal amount of the debt, together with the principal amount of any other debt under which there has been a payment default or the maturity of which has been so accelerated, aggregates $100 million or more.

The $100 million amount specified in the bullet point above shall be increased in any calendar year subsequent to 2004 by the same percentage increase in the urban CPI for the period commencing January 1, 2004 and ending on January 1 of the applicable calendar year. “Debt” for the purpose of the bullet point above means any debt of ours for money borrowed but, in each case, excluding liabilities in respect of capital lease obligations or swap agreements.

If the trustee deems it to be in the interest of the holders of the senior notes, it may withhold notice of default, except defaults in the payment of principal of or interest or premium on or with respect to, any senior note.

If an event of default occurs and is continuing, the trustee or the holders of not less than 33% in aggregate principal amount of the senior notes outstanding, considered as one class, may declare all principal due and payable immediately by notice in writing to us (and to the trustee if given by holders); provided, however, that if an event of default occurs with respect to the specified events of bankruptcy, insolvency or reorganization, then the senior notes outstanding shall be due and payable immediately without further action by the trustee or holders. If, after such a declaration of acceleration, we pay or deposit with the trustee all overdue interest and principal and premium on senior notes that would have been due otherwise, plus any interest and other conditions specified in the indenture have been satisfied before a judgment or decree for payment has been obtained by the trustee as provided in the indenture, the event or events of default giving rise to the acceleration will be deemed to have been waived and the declaration of acceleration and its consequences will be deemed to have been rescinded and annulled.

No holder of senior notes will have any right to enforce any remedy under the indenture unless the holder has given the trustee written notice of a continuing event of default, the holders of at least 33% in aggregate principal amount of the senior notes outstanding have requested the trustee in writing to institute proceedings in respect of the event of default in its own name as trustee under the indenture and the holder or holders have offered the trustee reasonable indemnity against costs, expenses and liabilities with respect to the request, the trustee has failed to institute any proceeding within 60 days after receiving the notice from holders, and no direction inconsistent with the written request has been given to the trustee during the 60-day period by holders of at least a majority in aggregate principal amount of senior notes then outstanding.

The trustee is not required to risk its funds or to incur financial liability if there is a reasonable ground for believing that repayment to it or adequate indemnity against risk or liability is not reasonably assured.

If an event of default has occurred and is continuing, holders of not less than a majority in principal amount of the senior notes then outstanding generally may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee; provided the direction could not involve the trustee in personal liability where indemnity would not, in the trustee’s sole discretion, be adequate.

Satisfaction and Discharge

Any senior note, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the indenture, and our entire indebtedness in respect of the senior notes will be deemed to have been satisfied and discharged, if certain conditions are satisfied, including an irrevocable deposit with the trustee or any paying agent (other than us) in trust of:

•	money in an amount which will be sufficient; or

•

in the case of a deposit made prior to the maturity of the senior notes or portions thereof, eligible obligations (as described below) which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the trustee or the paying agent, will be sufficient; or

•	a combination of either of the two items described in the two preceding bullet points which will be sufficient;

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the senior notes or portions thereof.

This discharge of the senior notes through the deposit with the trustee of cash or eligible obligations generally will be treated as a taxable disposition for U.S. federal income tax purposes by the holders of those senior notes. Prospective investors in the senior notes should consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them in the event of such discharge.

For this purpose, “eligible obligations” for U.S. dollar-denominated senior notes, means securities that are direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof, or depositary receipts issued by a bank as custodian with respect to these obligations or any specific interest or principal payments due in respect thereof held by the custodian for the account of the holder of a depository receipt.

Transfer and Exchange

Senior notes of any series may be exchanged for other senior notes of the same series of authorized denominations and of like aggregate principal amount and tenor. Subject to the terms of the indenture and the limitations applicable to global securities, senior notes may be presented for exchange or registration of transfer at the office of the registrar without service charge (unless otherwise indicated in a prospectus supplement), upon payment of any taxes and other governmental charges imposed on registration of transfer or exchange. Such transfer or exchange will be effected upon the trustee, us or the registrar, as the case may be, being satisfied with the instruments of transfer.

If we provide for any redemption of a series of senior notes, we will not be required to execute, register the transfer of or exchange any senior note of that series for 15 days before a notice of redemption is mailed or register the transfer of or exchange any senior note selected for redemption.

Global Securities

Unless we indicate differently in a prospectus supplement, senior notes initially will be issued in book-entry form and represented by one or more global securities (collectively, the “global securities”), with an aggregate principal amount equal to that of the senior notes they represent. The global securities will be deposited with, or on behalf of, The Depositary Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC National Securities Clearance Corporation, all of which are registered clearing agencies, DTC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, referred to as “indirect participants,” that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for those securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co, or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time. Beneficial owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices will be sent to DTC or its nominee. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

In any case where a vote may be required with respect to securities of a particular series, neither DTC nor Cede & Co. (nor any other DTC nominee) will give consents for or vote the global securities, unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date identified in a listing attached to the omnibus proxy.

Principal and interest payments on the securities will be made to Cede & Co., as or such other nominee as may be requested by authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon receipt of funds and corresponding detail information from us or the paying agent in accordance with their respective holdings shown on DTC’s records. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC, the paying agent or us, subject to any legal requirements in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may otherwise be requested by an authorized representative of DTC) is our responsibility, disbursement of payments to direct participants is the responsibility of DTC and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the applicable indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving us reasonable notice. Under such circumstances, in the event that a successor securities depository is not obtained, certificates representing the securities are required to be printed and delivered. Also, we may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository), in which event, certificates representing the securities will be printed and delivered to DTC.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

Resignation or Removal of Trustee

The trustee may resign at any time upon written notice to us and the trustee may be removed at any time by written notice delivered to the trustee and us and signed by the holders of at least a majority in principal amount of the outstanding senior notes. No resignation or removal of a trustee will take effect until a successor trustee accepts appointment. In addition, under certain circumstances, we may remove the trustee. We must give notice of resignation and removal of the trustee or the appointment of a successor trustee to all holders of senior notes as provided in the indenture.

Trustees, Paying Agents and Registrars for the Senior Notes

The Bank of New York Mellon Trust Company, N.A. acts as the trustee, paying agent and registrar under the indenture. We may change either the paying agent or registrar without prior notice to the holders of the senior notes, and we may act as paying agent. We and our affiliates maintain ordinary banking and trust relationships with a number of banks and trust companies, including The Bank of New York Mellon Trust Company, N.A.

Governing Law

The indenture and the senior notes are governed by California law.

PLAN OF DISTRIBUTION

We may sell any series of senior notes being offered by this prospectus in one or more of the following ways from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors; or

•	through agents to the public or to institutional investors.

A prospectus supplement applicable to each series of senior notes will state the terms of the offering of the senior notes, including:

•	the name or names of any underwriters or agents;

•	the purchase price of the senior notes and the proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or automated quotation system on which the senior notes may be listed.

If we use underwriters in the sale, the senior notes will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices based on prevailing market prices; or

•	at negotiated prices.

Senior notes may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms. The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular senior notes together with the members of the underwriting syndicate, if any. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase the particular senior notes will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the senior notes being offered if any are purchased.

We may sell senior notes directly or through agents we designate from time to time. The prospectus supplement will set forth the name of any agent involved in the offer or sale of senior notes in respect of which such prospectus supplement is delivered and any commissions payable by us to such agent. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Any underwriters, dealers or agents participating in the distribution of senior notes may be deemed to be underwriters as defined in the Securities Act, and any discounts or commissions received by them on the sale or resale of senior notes may be deemed to be underwriting discounts and commissions under the Securities Act. We may agree with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments which the underwriters, dealers or agents may be required to make in respect of these liabilities.

Unless otherwise specified in a prospectus supplement, senior notes will not be listed on a securities exchange. Any underwriters to whom senior notes are sold by us for public offering and sale may make a market in the senior notes, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

To facilitate a senior notes offering, any underwriter may engage in over-allotment, short covering transactions and penalty bids or stabilizing transactions in accordance with Regulation M under the Securities Exchange Act of 1934.

•	Over-allotment involves sales in excess of the offering size, which creates a short position.

•	Stabilizing transactions permit bids to purchase the underlying senior notes so long as the stabilizing bids do not exceed a specified maximum.

•	Short covering positions involve purchases of senior notes in the open market after the distribution is completed to cover short positions.

•	Penalty bids permit the underwriters to reclaim a selling concession from a dealer when senior notes originally sold by the dealer are purchased in a covering transaction to cover short positions.

These activities may cause the price of the senior notes to be higher than it otherwise would be. If commenced, these activities may be discontinued by the underwriters at any time.

EXPERTS

The consolidated financial statements and the related financial statement schedules, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Pacific Gas and Electric Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the senior notes has been passed upon for us by Orrick, Herrington & Sutcliffe LLP. The validity of the senior notes will be passed upon for any agents, dealers or underwriters by their counsel named in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, information statements and other information with the SEC under File No. 001-2348. These SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any of these SEC filings at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549.

CERTAIN DOCUMENTS INCORPORATED BY REFERENCE

We have “incorporated by reference” into this prospectus certain information that we file with the SEC. This means that we can disclose important business, financial and other information in this prospectus by referring you to the documents containing this information.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than information deemed to be furnished and not filed) before the termination of the offering of the senior notes offered hereby:

•	our Annual Report on Form 10-K for the year ended December 31, 2013; and

•	our Current Report on Form 8-K filed with the SEC on January 2, 2014.

The incorporation by reference of the filings listed above does not extend to any such filings made by Corp and not us or to any information in any filings jointly made by Corp and us regarding Corp or its other subsidiaries, but not regarding us.

All information incorporated by reference is deemed to be part of this prospectus except to the extent that the information is updated or superseded by information filed with the SEC after the date the incorporated information was filed (including later-dated reports listed above) or by the information contained in this prospectus or the applicable prospectus supplement. Any information that we subsequently file with the SEC that is incorporated by reference, as described above, will automatically update and supersede as of the date of such filing any previous information that had been part of this prospectus or the applicable prospectus supplement, or that had been incorporated herein by reference.

You may request a copy of these filings at no cost by writing or contacting us at the following address:

The Office of the Corporate Secretary

PG&E Corporation

77 Beale Street

P.O. Box 770000

San Francisco, CA 94177

Telephone: (415) 973-8200

Facsimile: (415) 973-8719

$

$                 % Senior Notes due

$        4.75% Senior Notes due February 15, 2044

PROSPECTUS SUPPLEMENT

                , 2014

Joint Book-Running Managers

BofA Merrill Lynch

Goldman, Sachs & Co.

RBC Capital Markets

Wells Fargo Securities

Co-Managers

SMBC Nikko

TD Securities

The Williams Capital Group, L.P.